Joint Filer Information

Name of Joint Filer:                    Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:                 c/o Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201

Designated Filer:                       HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:      August 8, 2013

Issuer Name and Ticker Symbol:          LIN Media LLC (NYSE: LIN)

Signature:                              HICKS, MUSE GP PARTNERS IV, L.P.

                                        By:   Hicks, Muse Fund IV, LLC, its general partner

                                        By:   /s/ William G. Neisel
                                              --------------------------------------------
                                              William G. Neisel
                                              Treasurer

Joint Filer Information

Name of Joint Filer:                    Hicks, Muse Fund IV, LLC

Address of Joint Filer:                 c/o Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201

Designated Filer:                       HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:      August 8, 2013

Issuer Name and Ticker Symbol:          LIN Media LLC (NYSE: LIN)

Signature:                              HICKS, MUSE FUND IV, LLC

                                        By:   /s/ William G. Neisel
                                              --------------------------------------------
                                              William G. Neisel
                                              Treasurer